Exhibit 10.16

AMERICAN REALTY CAPITAL V, LLC
405 PARK AVENUE, 15TH FLOOR, NEW YORK, NY 10022
T: (212) 415-6500 F: (212) 421-5799

July 18, 2013

BY ELECTRONIC MAIL

OLMC Partners, LLC
5215 Old Orchard Road
Suite 625
Skokie, IL 60077
Attention: Brian Howard
Email: BHoward@stageequity.com

Re:
Agreement for Purchase and Sale of Real Property (the “Agreement”), having an effective date of July 15, 2013, by and between American Realty Capital V, LLC, a Delaware limited liability company (together with its successors and assigns, “ARC”), and OLMC Partners, LLC, a Delaware limited liability company (“Seller)

Dear Mr. Howard:

Reference is made to the Agreement. Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Agreement.

This letter agreement shall serve to memorialize the following matters:

1.	The Agreement is hereby amended by adding the following new Section 30 immediately following Section 29 of the Agreement:

“30.    314 Audit. Upon Buyer's request, for a period of one (1) year after Closing, Seller shall make the operating statements and any and all books, records, correspondence, financial data, the Lease, delinquency reports and all other documents and matters maintained by Seller or its agents and relating to receipts and expenditures reasonably necessary to complete an audit pertaining to the Property for the three (3) most recent full calendar years and the interim period of the current calendar year (collectively, the “Records”) available to Buyer for inspection, copying and audit by Buyer's designated accountants, and at Buyer's expense. Seller shall provide Buyer, but without expense to Seller, with copies of, or access to, such factual and financial information as may be reasonably requested by Buyer or its designated accountants, and in the possession or control of Seller, to enable Buyer to file any filings required by the Securities and Exchange Commission (the “SEC”) in connection with the purchase of the Property. Seller understands and acknowledges that Buyer is required to file audited financial statements related to the Property with the SEC within seventy-one (71) days of the Closing Date and agrees to provide any Records on a timely basis to facilitate Buyer’s timely submission of such audited financial statements.”

OLMC Partners, LLC
July 18, 2013

Except as expressly modified by this letter agreement, the terms, covenants and conditions of the Agreement shall remain in full force and effect, and shall be unmodified.
This letter agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to the other party. Signatures on this letter agreement which are transmitted electronically shall be valid for all purposes, however any party shall deliver an original signature of this letter agreement to the other party upon request.

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Please acknowledge Seller’s agreement to and acceptance of the terms hereof by countersigning this letter agreement on behalf of Seller in the space provided below.

Sincerely,
AMERICAN REALTY CAPITAL V, LLC
By: /s/ Edward M. Weil, Jr.
Name: Edward M. Weil, Jr.
Title: President

AGREED TO AND ACCEPTED
AS OF JULY 18, 2013:

OLMC PARTNERS, LLC, a Delaware limited liability company By: MM-OLMC Partners, LLC
By: /s/ Edward W. Ross
Name: Edward W. Ross
Title: Managing Member

Cc:    Michael Z. Margolies (by Electronic Mail)
Jesse Galloway (by Electronic Mail)